UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

AXCELLA HEALTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38901	26-3321056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (857) 320-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	AXLA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 19, 2022, Shreeram Aradhye, M.D., a member of the board of directors (the “Board”) of Axcella Health Inc. (the “Company” or “Axcella”), notified the Company of his resignation from the Board, effective immediately. Dr. Aradhye’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Effective as of his resignation, Dr. Aradhye is no longer a member of the Board or any of its committees.

On May 25, 2022, Alison D. Schecter, M.D., stepped down as the Company’s President of Research and Development to pursue other opportunities, effective immediately. Dr. Schecter joined Axcella on March 2, 2021.

(d)

On May 19, 2022, upon the recommendation of its Nominating and Corporate Governance Committee, the Board appointed Paul J. Sekhri and Michael Rosenblatt, M.D. to join the Board, effective immediately. The Board determined that Mr. Sekhri and Dr. Rosenblatt are each independent under the listing standards of Nasdaq and the Company’s corporate governance guidelines. Mr. Sekhri will serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2024. Dr. Rosenblatt will serve as a Class I director with a term expiring at the annual meeting of stockholders to be held in 2023.

Paul J. Sekhri currently serves on the board of directors of Longboard Pharmaceuticals, Inc. (Nasdaq: LBPH), Ipsen S.A., Veeva Systems Inc. (NYSE: VEEV), Compugen Ltd. (Nasdaq: CGEN) and Pharming Group N.V. (Nasdaq: PHAR), where he is Chairman. Mr. Sekhri has most recently served as the President and Chief Executive Officer of eGenesis, Inc. Before eGenesis, Mr. Sekhri served as President and Chief Executive Officer of Lycera Corp. Prior to Lycera, he served as Senior Vice President, Integrated Care of Sanofi. Prior to that he served as group Executive Vice President, Global Business Development, and Chief Strategy Officer for Teva Pharmaceuticals Industries, Ltd., and earlier, Operating Partner and Head of the Biotechnology Operating Group at TPG Biotech. Previously, Mr. Sekhri founded Cerimon Pharmaceuticals, Inc. where he served as President and Chief Executive Officer. Prior to founding Cerimon, he was President and Chief Business Officer of ARIAD Pharmaceuticals, Inc. Earlier in his career, Mr. Sekhri held various senior positions at Novartis AG, including Senior Vice President, Head of Global Search and Evaluation, Business Development and Licensing, and Global Head, Early Commercial Development. Mr. Sekhri completed graduate work in neuroscience at the University of Maryland School of Medicine in Baltimore and received his B.S. in Zoology from the University of Maryland, College Park.

Michael Rosenblatt, M.D. is currently a Senior Partner at Flagship Pioneering. From September 2016 to December 2020, Dr. Rosenblatt served as Chief Medical Officer of Flagship Pioneering. From December 2009 to June 2016, he served as the Executive Vice President and Chief Medical Officer of Merck & Co. Inc. Dr. Rosenblatt serves on the board of directors of Rubius Therapeutics, Inc. (Nasdaq: RUBY) and Azenta, Inc. (Nasdaq: AZTA) and has previously served on the board of directors of Radius Health, Inc. (Nasdaq: RDUS). Dr. Rosenblatt received an M.D. from Harvard Medical School and an A.B. in chemistry from Columbia University.

As a non-employee director, each of Mr. Sekhri and Dr. Rosenblatt will receive cash compensation and an equity award for Board service in accordance with the Company’s non-employee director compensation policy. In addition, pursuant to the policy, Mr. Sekhri and Dr. Rosenblatt each received an option under the Company’s 2019 Stock Option and Incentive Plan to purchase 40,000 shares of our common stock on May 19, 2022, referred to as the Initial Grant, and an option to purchase 20,000 shares of our common stock automatically on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant. The Initial Grant will vest in twelve equal quarterly installments following the grant date, subject to Mr. Sekhri’s and Dr. Rosenblatt’s continued service through each applicable vesting date, respectively. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting to the extent unvested as of such date, subject to Mr. Sekhri’s and Dr. Rosenblatt’s continued service through each applicable vesting date, respectively. Neither Mr. Sekhri nor Dr. Rosenblatt is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between either Mr. Sekhri or Dr. Rosenblatt and any other persons pursuant to which either was selected as a director. In addition, each of Mr. Sekhri and Dr. Rosenblatt will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 19, 2022. The following is a summary of the matters voted on at that meeting.

a)	The stockholders of the Company elected William R. Hinshaw, Jr., Martin Hendrix, Ph.D. and Catherine Angell Sohn, Pharm.D. as a Class III directors to the board of directors of the Company, to each serve until the 2025 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. The results of the stockholders’ vote with respect to the election of the Class III directors were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
William R. Hinshaw, Jr.	37,084,921	513,331	8,262,243
Martin Hendrix, Ph.D.	37,568,294	29,958	8,262,243
Catherine Angell Sohn, Pharm.D.	37,047,918	550,334	8,262,343

b)	The stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Abstain
45,817,472	25,165	17,858

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXCELLA HEALTH INC.

Date: May 25, 2022	By:	/s/ William R. Hinshaw, Jr.
William R. Hinshaw, Jr.
Chief Executive Officer, President and Director